As filed with the Securities and Exchange Commission on July 12, 2013

Registration No. 333-189066

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPECTRA ENERGY PARTNERS, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	41-2232463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Julie A. Dill

President and Chief Executive Officer

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Matthew R. Pacey

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form S-3 (File No. 333-189066) of Spectra Energy Partners, L.P. is being filed solely to amend Item 16 of Part II thereof and to file exhibits 4.3 and 4.4 thereto. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I or Items 14, 15 or 17 of Part II of the registration statement. Accordingly, this Amendment No. 1 does not include a copy of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$68,200
Printing and engraving expenses	5,000
Accounting and consulting fees and expenses	20,000
Legal fees and expenses	50,000
Trustee fees and expenses	5,000
Miscellaneous	1,300

Total	$149,500

Item 15. Indemnification of Directors and Officers.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Item 16. Exhibits.

(a) See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

Not Applicable.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a) (1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of such registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of its indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 12, 2013.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP,
its General Partner

By:	Spectra Energy Partners GP, LLC,
its General Partner

By:	/s/ Julie A. Dill
Name: Julie A. Dill Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following officers and directors of Spectra Energy Partners GP, LLC, as general partner of Spectra Energy Partners (DE) GP, LP, as general partner of Spectra Energy Partners, LP, the registrant, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julie A. Dill Julie A. Dill	President and Chief Executive Officer (Principal Executive Officer and Director)	July 12, 2013

* J. Patrick Reddy	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 12, 2013

Fred J. Fowler	Chairman of the Board of Directors	July 12, 2013

* Steven D. Arnold	Director	July 12, 2013

Stewart A. Bliss	Director	July 12, 2013

* Nora Mead Brownell	Director	July 12, 2013

* William T. Yardley	Director	July 12, 2013

* Patrick J. Hester	Director	July 12, 2013

Signature	Title	Date

Theopolis Holeman	Director	July 12, 2013

* J.D. Woodward, III	Director	July 12, 2013

*By:	/s/ Julie A. Dill
Julie A. Dill, Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

**1.1	Form of Underwriting Agreement.

3.1	First Amended and Restated Agreement of Limited Partnership of Spectra Energy Partners, LP (filed as Exhibit 3.1 to Spectra Energy Partners, LP’s Form 8-K dated July 9, 2007).

3.2	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Spectra Energy Partners, LP, dated April 11, 2008 (filed as Exhibit 10.1 to Spectra Energy Partners, LP’s Form 10-Q on May 14, 2008).

3.3	Certificate of Limited Partnership of Spectra Energy Partners, LP (filed as Exhibit 3.1 to Spectra Energy Partner, LP’s Form S-1 on March 30, 2007, file no. 333-141687).

3.4	First Amended and Restated Agreement of Limited Partnership Agreement of Spectra Energy Partners (DE) GP, LP (filed as Exhibit 3.2 to Spectra Energy Partners, LP’s Form 8-K dated July 9, 2007).

3.5	Certificate of Limited Partnership of Spectra Energy Partners (DE) GP, LP (filed as Exhibit 3.3 to Spectra Energy Partner, LP’s Form S-1 on March 30, 2007, file no. 333-141687).

3.6	First Amended and Restated Limited Liability Company Agreement of Spectra Energy Partners GP, LLC (filed as Exhibit 3.3 to Spectra Energy Partners, LP’s Form 8-K dated July 9, 2007).

3.7	Second Amended and Restated Limited Liability Company Agreement of Spectra Energy Partners GP, LLC (filed as Exhibit 3.1 to Spectra Energy Partners, LP’s Form 10-Q on May 8, 2013).

3.8	Certificate of Formation of Spectra Energy Partners GP, LLC (filed as Exhibit 3.5 to Spectra Energy Partner, LP’s Form S-1 on March 30, 2007, file no. 333-141687).

4.1	Indenture, dated as of June 9, 2011, between Spectra Energy Partners, LP, as Issuer and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.1 to Spectra Energy Partners, LP’s Form 8-K dated June 9, 2011).

4.2	First Supplemental Indenture, dated as of June 9, 2011, between Spectra Energy Partners, LP, as Issuer and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.2 to Spectra Energy Partners, LP’s Form 8-K dated June 9, 2011).

*4.3	Form of Senior Indenture for Senior Debt Securities of Spectra Energy Partners, LP.

*4.4	Form of Subordinated Indenture for Subordinated Debt Securities of Spectra Energy Partners, LP.

**4.5	Form of Senior Debt Securities of Spectra Energy Partners, LP.

**4.6	Form of Subordinated Debt Securities of Spectra Energy Partners, LP.

****5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

****8.1	Opinion of Vinson & Elkins L.L.P. as to tax matters.

12.1	Ratio of earnings to fixed charges (filed as Exhibit 12.1 to Spectra Energy Partners, LP’s Form 10-K on February 27, 2013).

****23.1	Consent of Deloitte & Touche LLP, related to Spectra Energy Partners, LP.

****23.2	Consent of Deloitte & Touche LLP, related to Gulfstream Natural Gas System, L.L.C.

****23.3	Consent of Deloitte & Touche LLP, related to Market Hub Partners Holdings and Subsidiaries.

****23.4	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1).

****24.1	Powers of Attorney for Officers and Directors of Spectra Energy Partners GP, LLC

***25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture for Senior Debt Securities of Spectra Energy Partners, LP.

***25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture for Subordinated Debt Securities of Spectra Energy Partners, LP.

*	Filed herewith.
**	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or in a post-effective amendment to this registration statement.
***	To be filed under the electronic form type 305B2 pursuant to the Trust Indenture Act of 1939, as amended.
****	Previously filed.